Exhibit 99.1

News Release

Contact:	Garland W. Koch
Chief Financial Officer
United PanAm Financial Corp.
949.224.1244
e-mail: gkoch@upfc.com

FOR IMMEDIATE RELEASE

UNITED PANAM FINANCIAL ANNOUNCES

SECOND QUARTER 2004 RESULTS

Newport Beach, California – July 26, 2004 - United PanAm Financial Corp. (Nasdaq:UPFC) today announced results for its second quarter ended June 30, 2004.

For the quarter ended June 30, 2004 the Company reported net income of $5.6 million, compared to net income of $4.1 million for the same period a year ago, for a 37% increase over 2003. On a diluted share basis, the Company reported $0.29 per diluted share for the second quarter of 2004, compared to $0.23 per diluted share for the same period in 2003.

Net interest income for the second quarter of 2004 rose 52% to $27.8 million from $18.3 million in the second quarter of 2003.

For the six months ended June 30, 2004, the Company reported net income of $10.39 million, compared to net income of $8.02 million for the same period a year ago, for a 30% increase over 2003. On a diluted share basis, the Company reported $0.54 per diluted share for the six months ended June 30, 2004, compared to $0.45 per diluted share for the same period in 2003.

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Net interest income for the first six months of 2004 increased 60% to $53.49 million from $33.51 million for the first six months of 2003.

The Company purchased $296 million of gross auto loans, including unearned interest, during the first six months of 2004, representing a 33% increase over the first six months of 2003. Auto loans outstanding totaled $475.3 million at June 30, 2004; a 34% increase over June 30, 2003. The growth in auto loans is the result of the planned expansion of the branch network and portfolio growth at the branch level. During the second quarter of 2004, the Company opened 4 new auto loan branches, bringing the total to 78 branches in 26 states. The Company will continue its philosophy of controlled expansion of the auto finance branch network, opening an additional 8 branches before year-end for a total of 16 for the year.

Delinquency over 30 days amounted to 0.64% of auto loans at June 30, 2004 compared with 0.56% at June 30, 2003. Delinquency and total repossessions over 30 days amounted to 1.0% of auto loans at June 30, 2004, compared with 1.1% at June 30, 2003.

The annualized net charge off rate was 4.60% for the second quarter of 2004, compared with 5.09% for the comparable period in 2003.

“The second quarter of 2004 was another record quarter for the Company, with continued growth of auto receivables outstanding in excess of 30%, while at the same time continuing to improve portfolio quality.” said Guillermo Bron, Chairman. “Also, during the first quarter of 2004, we announced our intention to exit the federal thrift charter due to increasing regulatory requirements associated with financing our non-prime automobile receivables with insured deposits. We are in the process of completing a securitization transaction and warehouse facility to fund the Company’s receivables and growth in order to replace our deposit funding as we exit the thrift charter.”

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United PanAm Financial Corp., a specialty finance company, originates and acquires for investment retail automobile installment sales contracts and insurance premium finance contracts. Its principal operating units include Pan American Bank, FSB, the largest Hispanic-controlled savings association in California, with $521 million in deposits at June 30, 2004, United Auto Credit Corporation with 78 branch offices in 26 states, and the insurance premium finance division, which is the largest non-insurance provider of financing for insurance premiums in California

Any statements set forth above that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act (“SLRA”) of 1995, including statements concerning the Company’s strategies, plans, objectives and intentions. Such statements are subject to a variety of estimates, risks and uncertainties, known and unknown, which may cause the company’s actual results to differ materially from those anticipated in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, such factors as the impaired or limited credit history of the Company’s borrowers, the availability of additional financing, rapid growth of the Company’s business, the reliance on the Company’s systems and controls and key employees, competitive pressure we face in the banking industry, fluctuations in market rates of interest, general economic conditions and other risks, certain of which are detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission.

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Editors Note: Three pages of selected financial data follow.

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United PanAm Financial Corp. and Subsidiaries

Consolidated Statements of Financial Condition

(Unaudited)

(Dollars in thousands)	June 30, 2004	December 31, 2003
Assets

Cash and due from banks	$7,076	$8,376
Short term investments	16,149	5,833

Cash and cash equivalents	23,225	14,209
Securities available for sale, at fair value	1,135,120	1,202,444
Loans	514,119	440,992
Less unearned discount	(20,396)	(14,368)
Less allowance for loan losses	(22,321)	(20,384)

Loans, net	471,402	406,240
Premises and equipment, net	3,403	3,163
Federal Home Loan Bank stock, at cost	11,910	11,563
Accrued interest receivable	11,593	9,849
Other assets	27,530	23,248

Total assets	$1,684,183	$1,670,716

Liabilities and Shareholders’ Equity

Deposits	$520,976	$498,389
Repurchase Agreements	1,034,705	1,052,205
Accrued expenses and other liabilities	6,590	6,795
Subordinated debenture	10,300	10,000

Total liabilities	1,572,571	1,567,389

Common stock (no par value):
Authorized, 30,000,000 shares Issued and outstanding, 16,164,365 at June 30, 2004 and 16,100,204 at December 31, 2003	66,453	66,109
Retained earnings	47,476	37,089
Unrealized (loss) gain on securities available for sale, net	(2,317)	129

Total shareholders’ equity	111,612	103,327

Total liabilities and shareholders’ equity	$1,684,183	$1,670,716

United PanAm Financial Corp. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share data)	2004	2003	2004	2003
Interest Income
Loans	$29,488	$19,973	$56,564	$36,776
Short term investments	4,655	4,116	9,729	7,830

Total interest income	34,143	24,089	66,293	44,606

Interest Expense
Deposits	3,494	3,544	7,013	7,236
Repurchase Agreements	2,705	2,261	5,564	3,857
Subordinated debenture	109	—	229	—

Total interest expense	6,308	5,805	12,806	11,093

Net interest income	27,835	18,284	53,487	33,513
Provision for loan losses	6,308	2,095	13,022	2,630

Net interest income after provision for loan losses	21,527	16,189	40,465	30,883

Non-interest Income
Service charges and fees	218	217	474	447
Loan related charges and fees	78	69	164	161
Gain on sale of securities	98	315	597	315
Other income	182	170	620	1,069

Total non-interest income	576	771	1,855	1,992

Non-interest Expense
Compensation and benefits	7,998	6,477	15,711	12,488
Occupancy	1,297	1,107	2,540	2,138
Other	3,425	2,512	6,631	4,792

Total non-interest expense	12,720	10,096	24,882	19,418

Income before income taxes	9,383	6,864	17,438	13,457
Income taxes	3,791	2,758	7,051	5,441

Net income	$5,592	$4,106	$10,387	$8,016

Earnings per share-basic:
Net income	$0.35	$0.26	$0.64	$0.51

Weighted average shares outstanding	16,151	15,877	16,135	15,872

Earnings per share-diluted:
Net income	$0.29	$0.23	$0.54	$0.45

Number of shares used in fully diluted calculations	18,998	18,148	19,076	17,887

Selected Financial Data

(Unaudited)

	At or For the Three Months Ended		At or For the Six Months Ended
(Dollars in thousands)	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003
Automobile Finance Data
Gross contracts purchased	$145,756	$116,650	$296,107	$222,889
Contracts outstanding	475,314	355,992	475,314	355,992

Allowance for credit losses to gross loans	4.64%	4.66%	4.64%	4.66%
Unearned discount on loans to gross loans	4.29%	2.38%	4.29%	2.38%

Annualized net charge-offs to average contracts(1)	4.60%	5.09%	4.97%	5.39%
Delinquencies (% of net contracts)
31-60 days	0.43%	0.39%	0.43%	0.39%
61-90 days	0.14%	0.11%	0.14%	0.11%
90+ days	0.07%	0.06%	0.07%	0.06%

Insurance Premium Finance
Loans originated	$28,724	$30,289	$56,048	$54,739
Loans outstanding end of period	38,683	39,716	38,683	39,716
Allowance for loan losses	251	258	251	258
Annualized net charge-offs to average loans(1)	0.02%	0.29%	0.19%	0.40%
Allowance for credit losses to total loans	0.65%	0.65%	0.65%	0.65%

Other Data
Return on average assets(1)	1.37%	1.30%	1.26%	1.39%
Return on average shareholders’ equity (1)	20.30%	17.30%	19.23%	17.31%

Retail deposits	$316,660	$332,533	$316,660	$332,533
Brokered deposits	204,316	136,274	204,316	136,274

Weighted average interest rate on deposits	2.52%	2.84%	2.52%	2.84%

Consolidated capital to assets ratio	6.63%	7.22%	6.63%	7.22%
Pan American Bank capital ratios:
Tangible	7.23%	6.43%	7.23%	6.43%
Core	7.23%	6.43%	7.23%	6.43%
Risk-based	18.76%	16.48%	18.76%	16.48%

Weighted average shares outstanding	16,151	15,877	16,135	15,872
Additional shares included for fully diluted calculations	2,847	2,271	2,941	2,015

Number of shares used in fully diluted calculations	18,998	18,148	19,076	17,887

(1)	Quarterly information is annualized for comparability with full year information.